UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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NeurogesX, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NeurogesX, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 2, 2011

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NeurogesX, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, June 2, 2011 at 2:00 p.m., local time, at 2207 Bridgepointe Parkway, Suite 150, San Mateo, California, 94404, for the following purposes:

1.	To elect Bradford S. Goodwin and John A. Orwin as Class I directors to serve for a three-year term and until their successors are duly elected and qualified (Proposal One);

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 (Proposal Two);

3.	To vote on a advisory resolution to approve the compensation of the Company’s named executive officers as presented in the Company’s Proxy Statement (Proposal Three);

4.	To vote on a non-binding, advisory basis as to the frequency with which executive compensation will be subject to future advisory stockholder votes (Proposal Four); and

5.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on April 7, 2011 are entitled to notice of and to vote at the meeting.

Sincerely,

/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri Secretary

San Mateo, California

April 26, 2011

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT MAY 6, 2011. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD

•	ATTEND THE COMPANY’S 2011 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD JUNE 2, 2011:

The Company’s Proxy Statement, form of proxy card, Annual Report and Annual Report on Form 10-K are available at www.neurogesx.com under the heading “Investor Relations” and the subheading “Annual Report and Proxy Materials”.

NEUROGESX, INC.

2215 Bridgepointe Parkway, Suite 200

San Mateo, California 94404

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of NeurogesX, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2207 Bridgepointe Parkway, Suite 150, San Mateo, California, 94404, on Thursday, June 2, 2011, at 2:00 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 358-3300.

The Company’s Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2010, are being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy, the Company’s Annual Report on Form 10-K will first be mailed on or about May 6, 2011 to all stockholders entitled to vote at the meeting.

THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF A STOCKHOLDER MADE IN WRITING TO NEUROGESX, INC., 2215 BRIDGEPOINTE PARKWAY, SUITE 200, SAN MATEO, CALIFORNIA, 94404, ATTN: INVESTOR RELATIONS.

Record Date and Share Ownership

Stockholders of record at the close of business on April 7, 2011 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share (the “Common Stock”) and one series of undesignated Preferred Stock, $0.001 par value per share (the “Preferred Stock”). As of the Record Date, 100,000,000 shares of Common Stock were authorized and 17,873,878 shares were issued and outstanding. As of the Record Date, 10,000,000 shares of Preferred Stock were authorized and none were issued or outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by:

•	delivering to the Company at its principal offices (Attention: Investor Relations) a written notice of revocation or a duly executed proxy bearing a later date; or

•	attending the meeting and voting in person.

Solicitation of Proxies

The Company is making this solicitation and will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Voting

On all matters, each share has one vote. There are differing vote requirements for the approval of the various proposals, as follows:

•	Proposal One: Directors will be elected by a plurality vote of the shares of the Company’s common stock. See Proposal One – Election of Two Class I Directors – Vote Required.

•

Proposals Two and Three: The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company and the non-binding advisory vote on executive compensation will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions will not be counted either for or against these proposals.

•

Proposal Four: The non-binding, advisory votes from stockholders on how frequently advisory votes on executive compensation, such as Proposal Three, will occur asks stockholders to express their preference regarding future advisory votes on executive compensation. Abstentions have the same effect as not expressing a preference.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”) who will be a representative from Wells Fargo Shareowner Services, the Company’s Transfer Agent and Registrar. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•	for the election of the nominees for director set forth herein;

•	for the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company for the fiscal year ending December 31, 2011;

•	for the approval of the compensation of the Company’s named executive officers as presented in the Company’s proxy statement;

•	for a once every three years frequency with which executive compensation will be subject to future advisory stockholder votes; and

•	upon such other business as may properly come before the Annual Meeting or any adjournment thereof, but will not be voted other than as provided for the matters set forth above.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as present with respect to establishing a quorum for the transaction of business. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum. Broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company’s bylaws and the rules established by the Securities and Exchange Commission (the “SEC”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these requirements, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2012 Annual Meeting of Stockholders must be received by the Company no later than January 7, 2012.

Internet Availability of Proxy Materials

This Proxy Statement, the form of proxy card, the Annual Report and the Annual Report on Form 10-K are available on our website at: www.neurogesx.com under the heading “Investor Relations” and the subheading “Annual Report and Proxy Materials”.

PROPOSAL ONE

ELECTION OF TWO CLASS I DIRECTORS

Nominees

The Company’s Board of Directors currently has seven authorized directors and currently consists of seven members. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

•

Class I consists of Bradford S. Goodwin and John A. Orwin who will serve until the 2011 Annual Meeting of Stockholders. If elected as Class I directors, Bradford S. Goodwin and John A. Orwin are to serve until the 2014 Annual Meeting of Stockholders;

•	Class II consists of Robert T. Nelsen and Jean-Jacques Bienaimé who are to serve until the 2012 Annual Meeting of Stockholders; and

•	Class III consists of Neil M. Kurtz, M.D., Anthony A. DiTonno and Steven H. Nelson who are to serve until the 2013 Annual Meeting of Stockholders.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below, who are currently directors of the Company. The nominees have consented to be named as nominees in the proxy statement and to continue to serve as directors if elected. If the nominees become unable or decline to serve as directors or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The nominees for Class I director are as follows:

•	Bradford S. Goodwin; and

•	John A. Orwin.

Biographical information for Mr. Goodwin and Mr. Orwin can be found below in the “Directors and Executive Officers” section.

The Company is not aware of any reason that the nominees will be unable or will decline to serve as directors. If elected, Mr. Goodwin’s and Mr. Orwin’s terms of office are to continue until the Company’s Annual Meeting of Stockholders held in 2014 or until successors have been elected and qualified. There are no arrangements or understandings between any director or named executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

Vote Required

The directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected as directors of the Company. Votes withheld from nominees and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”

THE CLASS II AND III DIRECTORS RECOMMEND THAT

STOCKHOLDERS VOTE FOR THE CLASS I NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011

The Board of Directors and the Audit Committee have selected Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2011, and recommend that the stockholders vote for ratification of such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or ratification, the Board of Directors and the Audit Committee, in their discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Board of Directors and the Audit Committee determine that such a change would be in the best interest of the Company.

A representative of Ernst & Young LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so, and is also expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Principal Accountant Fees and Services

Fees for professional services provided by the Company’s independent registered public accounting firm in each of the last two fiscal years, in each of the following categories are:

	Years Ended December 31,
	2010	2009
Audit Fees	$668,257	$420,800
Audit-Related Fees	24,500	34,250
Tax Fees	—	—
All Other Fees	2,000	2,000

Total	$694,757	$457,050

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2006 through December 31, 2010.

Audit fees include fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q, issuance of consents relating to registration statement filings with the SEC and all services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Audit-related fees include fees associated with accounting consultations. Tax fees include tax compliance services. All other Fees consist of all other services provided by Ernst & Young that are not reported above. The services for the amounts disclosed under this category include an annual subscription fee to Ernst & Young for accounting literature.

All auditing services and non-audit services provided to the Company by our independent registered public accounting firm are required to be pre-approved by the Audit Committee. The pre-approval of non-audit services to be provided by Ernst & Young LLP includes making a determination that the provision of the services is compatible with maintaining the independence of Ernst & Young LLP as our independent registered public accounting firm. All non-audit services provided by Ernst & Young LLP set forth in the table above have been pre-approved in accordance with SEC rules for maintaining auditor independence.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company’s stockholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in the Summary Compensation Table (the “named executive officers”). The Company has disclosed the compensation of the named executive officers pursuant to Item 402 of Regulation S-K adopted by the SEC.

The Company believes that its compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

“RESOLVED: That the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal 3 and below in Proposal 4 will not be construed as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers, or as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION DISCLOSED IN THIS PROXY STATEMENT FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding how frequently the Company should seek from its stockholders a non-binding advisory vote (similar to Proposal 3 above) on the compensation disclosed in the Company’s proxy statement of its named executive officers. By voting on this frequency proposal, stockholders may indicate whether they would prefer that the advisory vote on the compensation of the Company’s named executive officers occur every one, two or three years. Stockholders may also abstain from voting on the proposal. The Board of Directors believes that an advisory vote by the Company’s stockholders on executive compensation that occurs every three years is the most appropriate alternative for the Company. In formulating its conclusion, the Board of Directors considered that, because the Company’s compensation program for executive officers is not complex, a stockholder advisory vote every three years should be sufficient to permit its stockholders to express their views about our compensation program. Also, the Board of Directors believes that the success of the Company’s executive compensation program should be judged over a period of time that is longer than one year.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years when you vote in response to this proposal, and you may also abstain from voting on the proposal. Your vote on this proposal is not a vote to approve or disapprove of the Board’s recommendation but rather is a vote to select one of the options described in the preceding sentence. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory vote on executive compensation that has been recommended by the stockholders. However, because this vote is advisory and not binding on either the Board of Directors or the Company, the Board of Directors may subsequently decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation that differs in frequency from the option that received the highest number of votes from the Company’s stockholders at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT AN ADVISORY STOCKHOLDER VOTE ONCE EVERY THREE YEARS ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of the Company, their ages and present positions with the Company as of the Record Date.

Name	Age	Position
Anthony A. DiTonno	62	President, Chief Executive Officer, Class III Director
Stephen F. Ghiglieri	49	Executive Vice President, Chief Operating Officer, Chief Financial Officer
Jeffrey K. Tobias, M.D.	56	Executive Vice President, Research and Development, Chief Medical Officer
Michael E. Markels	45	Senior Vice President, Commercial and Business Development
Jean-Jacques Bienaimé (1)(3)	57	Chairman of the Board, Class II Director
Bradford S. Goodwin (1)(2)	56	Class I Director
Neil M. Kurtz, M.D. (2)(3)	60	Class III Director
Robert T. Nelsen (2)	47	Class II Director
Steven H. Nelson (2)(3)	52	Class III Director
John A. Orwin (1)(3)	47	Class I Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating and Governance Committee.

There is no family relationship between any director or executive officer of the Company.

Anthony A. DiTonno has served as the Company’s Chief Executive Officer and President since August 2003, prior to which he served as the Company’s Chief Operating Officer beginning in April 2003. From October 2000 to November 2002, Mr. DiTonno served as Executive Vice President of Sales and Marketing for Enteric Medical Technologies, Inc., a medical device company. From 1997 to 2000, Mr. DiTonno served as Chief Executive Officer of LifeSleep Systems, Inc., a medical device company. From 1989 to 1997, Mr. DiTonno held various positions at Oclassen Pharmaceuticals, Inc., a pharmaceutical company, most recently as its Vice President and General Manager. Mr. DiTonno received a B.S. in business administration from St. Joseph’s University and an M.B.A. from Drexel University.

Stephen F. Ghiglieri has served as the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer since January 2010, prior to which he served as the Company’s Chief Financial Officer since October 2003. From December 2002 to October 2003, Mr. Ghiglieri served as Chief Financial Officer of Hansen Medical, Inc., a medical device company. From March 2000 to April 2002, Mr. Ghiglieri served as Executive Vice President, Chief Financial Officer and Corporate Secretary of Avolent, Inc., a software company. From July 1999 to 2000, Mr. Ghiglieri served as Vice President, Finance, Chief Financial Officer and Corporate Secretary of Andromedia, Inc., a software company. From 1994 to 1999, Mr. Ghiglieri served as Vice President, Finance and Administration, Chief Financial Officer and Corporate Secretary of Oacis Healthcare Systems, Inc., a healthcare technology company. From 1992 to 1994, Mr. Ghiglieri served as Controller of Oclassen Pharmaceuticals, Inc., a pharmaceutical company. From 1984 to 1992, Mr. Ghiglieri served as an audit manager of PricewaterhouseCoopers, LLP. Mr. Ghiglieri received a B.A. in business administration from California State University, Hayward. Mr. Ghiglieri is also a Certified Public Accountant (inactive).

Jeffrey K. Tobias, M.D. has served as the Company’s Executive Vice President and Chief Medical Officer since January 2010, prior to which he served as the Company’s Chief Medical Officer since November 2005. From September 1996 to November 2005, Dr. Tobias served as owner and principal of the Aquila Consulting Group, a professional consulting firm. From June 1995 to September 1996, Dr. Tobias served as Director, New Product Discovery of ALZA Corporation, a drug delivery solutions company. Dr. Tobias received a B.S. in biology and an M.D., with honors, from the University of Illinois.

Michael E. Markels has served as the Company’s Senior Vice President, Commercial and Business Development, since January 2010. From May 2006 to January 2010, he served as the Company’s Vice President, Commercial Operations and Business Development, and prior to that served as the Company’s Senior Director, Marketing and Sales from September 2003 to November 2004. From May 2005 to May 2006, Mr. Markels served as Senior Director of Marketing and Program Executive for Rituxan® at Biogen Idec., a biotechnology company. From February 2001 to October 2002, Mr. Markels served as Senior Director Infectious Disease/Oncology Business Unit Head of InterMune®, a biopharmaceutical company. From September 1990 to February 2001, Mr. Markels held a variety of positions, most recently as Director, Global Commercial Strategy (for Flovent® and Asthma in the United Kingdom), for Glaxo Wellcome, Inc. (now GlaxoSmithKline), a pharmaceutical company. Mr. Markels received a B.S. in biological sciences from Colorado State University and an M.B.A. from the Fuqua School of Business at Duke University.

Jean-Jacques Bienaimé has served as a director of the Company since February 2004 and as Chairman of the Board of Directors since May 2007. Since May 2005, Mr. Bienaimé has served as Chief Executive Officer and director of BioMarin Pharmaceutical Inc., a publicly-held biopharmaceutical company. From August 2005 to August 2010, Mr. Bienaimé served on the Board of Directors of Ensemble Discovery Corporation, a diagnostic and drug discovery company. From November 2002 to April 2005, Mr. Bienaimé served as the Chairman, Chief Executive Officer and President of Genencor International, a biotechnology company acquired by Danisco A/S. From June 1998 to October 2002, Mr. Bienaimé was Chief Executive Officer and President of SangStat Medical, a biotechnology company. From October 1992 to May 1998, Mr. Bienaimé held various management positions, most recently as Senior Vice President of Corporate Marketing and Business Development, and Vice President and General Manager of the advanced therapeutic and oncology division of Rhône-Poulenc Rorer Pharmaceuticals (now The Sanofi-Aventis Group), a pharmaceutical company. Mr. Bienaimé received a B.S. in economics from the Ecole Supérieure de Commerce de Paris and an M.B.A. from the Wharton School at the University of Pennsylvania.

Bradford S. Goodwin has served as a director of the Company since August 2009. Since February 2010, Mr. Goodwin has served as Chief Executive Officer of CharlestonPharma, LLC, a monoclonal antibody company, and, since July 2008, Mr. Goodwin has served as President and Chief Executive Officer of Keren Pharmaceutical, Inc., an oligonucleotide focused biotechnology company. From December 2001 to December 2006, Mr. Goodwin served as Chief Executive Officer and a member of the Board of Directors of Novacea, Inc., a publicly-held biopharmaceutical company (subsequently acquired by Transcept Pharmaceuticals). From March 2000 to July 2001, Mr. Goodwin served as President, Chief Operating Officer and Founder of Collabra Pharma, a drug development company. From March 1987 to March 2000, Mr. Goodwin held various positions at Genentech, Inc., a biotechnology company and wholly-owned subsidiary of Roche Group, including most recently Vice President of Finance. Mr. Goodwin currently serves on the Board of Rigel, Inc., a publicly-held biotechnology company. Mr. Goodwin’s prior public company board memberships, in addition to his past directorship with Novacea, include, Facet Biotech Corp, a biotechnology company, where he was Chairperson of the Board from December 2008 until its acquisition by Abbott Labs in April 2010, PDL BioPharma, a biotechnology company, from April 2006 to December 2008 (until the spin-off of Facet Biotech Corp), and CoTherix, a biotechnology company, from January 2004 to January 2007 (acquired by Actelion). Mr. Goodwin received a B.S. in Business Administration from the University of California at Berkeley. Mr. Goodwin is also a Certified Public Accountant (inactive).

Neil M. Kurtz, M.D. has served as a director of the Company since January 2006. Since August 2008, Dr. Kurtz has served as President and Chief Executive Officer of Golden Living, a healthcare services company. Since April 2002 Dr. Kurtz has served as a member of the board of directors for Medidata, a publicly-held clinical development software company. From April 2002 to August 2008, Dr. Kurtz served as President and Chief Executive Officer and director of TorreyPines Therapeutics, Inc., a biopharmaceutical company. From September 1999 to April 2002, Dr. Kurtz was President of Worldwide Clinical Trials, a healthcare solutions company. Dr. Kurtz received a B.A. in psychology from New York University and an M.D. from the Medical College of Wisconsin.

Robert T. Nelsen has served as a director of the Company since July 2000. Since July 1994, Mr. Nelsen has served as a managing director of venture capital funds associated with ARCH Venture Partners, a venture capital firm. From April 1987 to July 1994, Mr. Nelsen served as a senior manager of ARCH Development Partners LLC, a venture capital fund. From 1994 to 2009, Mr. Nelsen served as a director of Adolor Corporation, a publicly-held pharmaceutical company. Mr. Nelsen received a B.S. in biology and economics from the University of Puget Sound and an M.B.A. from the University of Chicago.

Steven H. Nelson has served as a director of the Company since November 2010. Since August 2008, Mr. Nelson has served as Chief Executive Officer of the West Region of UnitedHealthCare, an operating division of UnitedHealth Group, a health benefits and services provider. From December 2007 to August 2008, Mr. Nelson was President of AmeriChoice, a UnitedHealth Group subsidiary. From October 2004 to December 2007, he served as President of the Eastern Region and President of the Senior Products Division at HealthNet, a national health insurance company. From June 1998 to December 1998, Mr. Nelson held a variety of executive roles at the Henry Ford Health System, a not-for-profit organization. Mr. Nelson received a B.A. from Portland State University and an M.A. in both Business Administration and Health Care Management from the University of Michigan.

John A. Orwin has served as a director of the Company since November 2009. In January 2011, Mr. Orwin became Chief Executive Officer of Affymax, a publicly-held biopharmaceutical company, which he joined in April 2010 to serve as President and Chief Operating Officer. Mr. Orwin has been serving as a member of the Board of Directors of Affymax since February 2011. From September 2005 to April 2010, Mr. Orwin served at Genentech, Inc. where he served as Senior Vice President, BioOncology Business Unit since 2007. From 2001 to 2004, Mr. Orwin achieved increasing responsibility at Johnson & Johnson, up to Franchise Vice President at Tibotec Therapeutics, a division of Centocor Ortho Biotech Products, L.P. Previous positions included Senior Director, Oncology Marketing at ALZA Pharmaceuticals (acquired by Johnson & Johnson); Vice President, Marketing at Sangstat Medical Corporation; Marketing Director, Asthma at Rhône-Poulenc Rorer Pharmaceuticals and Product Manager, Schering Oncology/Biotech at Schering-Plough Corporation. Mr. Orwin received a B.A. in economics from Rutgers University and an M.B.A. from the Stern School of Business, New York University.

Board Structure and Risk Oversight

The leadership structure of the Company’s Board of Directors currently consists of a non-executive Chairman of the Board, Jean-Jacques Bienaimé, who oversees Board of Directors meetings and works with the chief executive officer to establish meeting agendas. The Company believes that this structure enhances the independence of the Board of Directors and its ability to provide oversight of the Company and its management. The Board of Directors also has three standing committees, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, composed of independent directors as discussed further below, to provide oversight of specific aspects of business operations and corporate governance. The chairperson of each of these committees regularly reports to the Board of Directors on such committee’s activities and decisions. The Company believes this leadership structure helps facilitate efficient decision-making and communication among the directors and fosters efficient Board of Directors function.

Management is primarily responsible for managing risks that the Company may face in the ordinary course of operating its business. The Board of Directors actively oversees potential risks and the Company’s risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to the business. In addition, the Board of Directors has delegated risk oversight to each of its key committees within their areas of responsibility. For example:

•

The Audit Committee assists the Board of Directors in its risk oversight function by reviewing and discussing with management the Company’s system of disclosure controls and the internal controls over financial reporting, and risks associated with the Company’s cash investment policies.

•

The Nominating and Corporate Governance Committee assists the Board of Directors in its risk oversight function by periodically reviewing and discussing with management important governance and regulatory compliance issues.

•

The Compensation Committee assists the Board of Directors in its risk oversight function by overseeing strategies with respect to the Company’s incentive compensation programs and key employee retention issues.

The Company believes that the Board of Directors leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board of Directors’ efficiency in fulfilling its oversight function with respect to different areas of the Company’s business risks and risk mitigation practices.

Board Meetings and Committees

The Board of Directors of the Company held a total of twelve meetings during the fiscal year 2010. No director serving throughout fiscal year 2010 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors upon which such director served. The Board of Directors has a standing Audit Committee, a standing Compensation Committee and a standing Nominating and Corporate Governance Committee. The Board of Directors of the Company acted by unanimous written consent a total of two times during the fiscal year 2010.

The Audit Committee consists of directors Mr. Goodwin, who serves as the chairman of the Audit Committee, Mr. Bienaimé and Mr. Orwin. The Board of Directors has determined that Mr. Goodwin is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors that was last amended and restated February 3, 2011. The Company maintains a copy of the Audit Committee charter on its website: www.neurogesx.com. The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent registered public accounting firm and makes recommendations to the Board of Directors regarding the selection of the independent registered public accounting firm. The Audit Committee held nine meetings during fiscal 2010. The Audit Committee of the Company did not act by unanimous written consent during fiscal year 2010.

The Compensation Committee consists of directors Dr. Kurtz, who serves as the chairman of the Compensation Committee, Mr. Nelsen, Mr. Goodwin and Mr. Nelson. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of the Company’s officers and administers the Company’s stock plans and employee benefit plans. Refer to the Compensation Discussion and Analysis below for more information about the Company’s Compensation Committee and its processes and procedures. The Compensation Committee operates under a written charter adopted by the Board of Directors that was last amended and restated on February 3, 2011. The Company maintains a copy of the Compensation Committee charter on its website: www.neurogesx.com. The Compensation Committee held six meetings during fiscal 2010. The Compensation Committee of the Company did not act by unanimous written consent during fiscal year 2010.

The Nominating and Corporate Governance Committee consists of directors Mr. Bienaimé, who serves as the chairman of the Nominating and Corporate Governance Committee, Dr. Kurtz, Mr. Orwin and Mr. Nelson. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors that was last amended and restated on February 3, 2011. The Company maintains a copy of the Nominating and Corporate Governance Committee charter on its website: www.neurogesx.com. The Nominating and Corporate Governance Committee is responsible for developing a Board of Directors capable of advising the Company’s management in fields related to current or future business directions of the Company, and regularly reviews issues and developments relating to corporate governance and formulates and recommends corporate governance standards to the Board of Directors. In addition, the Nominating and Corporate Governance Committee appoints, or recommends for appointment, directors to committees of the Board of Directors, suggests rotation for Chairpersons of committees of the Board of Directors as it deems desirable from time to time and evaluates and recommends to the Board of Directors the termination of membership of individual directors in accordance with the Board of Directors’ corporate governance principles, for cause or other appropriate reasons (including, without limitation, as a result of changes in directors’ employment or consulting status). During fiscal year 2010 the Nominating and Corporate Governance Committee held seven meetings. The Nominating and Corporate Governance Committee of the Company did not act by unanimous written consent during fiscal year 2010.

Director Nominations and Qualifications

The Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified persons to serve as directors of the Company, and evaluates all proposed director nominees and incumbent directors before recommending re-nomination, and recommends all approved candidates to the Board of Directors for appointment or nomination to Company stockholders. The Board of Directors, along with the Nominating and Corporate Governance Committee, utilizes its own resources to identify qualified candidates to join the Board of Directors and may use an executive recruiting firm to assist in the identification and evaluation of qualified candidates. For these services, an executive recruiting firm would be paid a fee.

The Nominating and Corporate Governance Committee selects as candidates to the Board of Directors for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board of Directors’ effectiveness in serving the interests of the Company’s stockholders. Director nominees are expected to have considerable management experience that would be relevant to the Company’s current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices. The Nominating and Corporate Governance Committee also reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in biotechnology, finance, pharmaceutical marketing, business development, financial reporting and other areas that are expected to contribute to an effective Board of Directors. While the Company does not have a formal policy relating to Board of Directors diversity, the Nominating and Corporate Governance Committee considers each of these factors with a goal of maintaining a diverse Board of Directors in the light of the specific needs of the Board of Directors at that time and without assigning any particular weighting or priority to any one of these factors.

The particular experience, qualification or skills of each member of the Board of Directors that led the Nominating and Corporate Governance Committee to conclude that such director should serve on the Board of Directors are:

Director	Key Qualifications
Anthony A. DiTonno	Mr. DiTonno has more than 25 years experience in the pharmaceutical and health care industries including many executive leadership roles with responsibility for corporate partnering initiatives, product branding efforts and sales and marketing.

Jean-Jacques Bienaimé	Mr. Bienaimé has over 25 years of experience in the biotechnology and health care industries, including many executive officer and chief executive officer roles in both publicly and privately-held companies. His experience also includes leadership roles in executive management and sales and marketing. Mr. Bienaimé also has director experience, including directorships on the board of other publicly-held life science companies.

Director	Key Qualifications

Bradford S. Goodwin	Mr. Goodwin has a finance background and is the Company’s audit committee financial expert. Mr. Goodwin has experience in executive and chief executive officer roles at both publicly and privately-held companies. Mr. Goodwin also has director experience, including directorships on the board of other publicly-held life science companies.

Neil M. Kurtz, M.D.	Dr. Kurtz has experience in clinical research and regulatory process while in executive and chief executive officer roles at both publicly and privately-held companies. Dr. Kurtz also has director experience, including directorships on the board of other publicly-held life science companies.

Robert T. Nelsen	Mr. Nelsen has extensive venture capital and investment experience as a managing director of ARCH Venture Partners. Mr. Nelsen also has director experience, including directorships on the board of other publicly-held life science companies, including companies in the pain management sector.

Steven H. Nelson	Mr. Nelson has experience in executive and chief executive officer roles within the U.S. healthcare system and he has broad experience in commercial health plan management.

John A. Orwin .	Mr. Orwin has experience in executive roles at both publicly and privately-held companies, including extensive experience in sales and marketing and experience in the successful launch of new therapeutics.

The Nominating and Corporate Governance Committee has not established a procedure for considering nominees for director nominated by the Company’s stockholders. The Board of Directors and Nominating and Corporate Governance Committee believe that they can identify appropriate candidates to our Board of Directors. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in the Company’s bylaws.

Stockholder Communications with the Board of Directors

The Company does not have formal policies regarding attendance by members of the Board of Directors at our annual meetings of stockholders, but directors are encouraged to attend annual meetings of the Company’s stockholders. Six directors attended the 2010 annual meeting of stockholders, which were all of the directors at such time. In addition, the Company does not have a formal policy regarding stockholder communication with the Board of Directors. However, stockholders may communicate with the Board of Directors by sending an e-mail to the Company’s Investor Relations at IR@neurogesx.com or by writing to the Company at NeurogesX, Inc., Attention: Investor Relations, 2215 Bridgepointe Parkway, Suite 200, San Mateo, CA 94404. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of February 28, 2011 for:

•	each person known by the Company to beneficially own more than 5% of our outstanding shares of Common Stock,

•	each director and each nominee for director of the Company,

•	each of the Company’s named executive officers, and

•	all such directors, nominees for director and executive officers of the Company as a group.

The percentage of ownership is based on 17,870,440 shares of Common Stock outstanding on February 28, 2011, adjusted to include shares of common stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of February 28, 2011. Shares underlying these options and warrants, however, are not considered outstanding when computing the percentage ownership of any other person. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Common Stock Outstanding
5% Stockholders
Entities affiliated with Sphera Global Healthcare (2) Platinum House, 21 Ha’arba’ah Street Tel Aviv 64739, Isreal	3,334,853	18.7%
Entities affiliated with ARCH Venture Partners (3) 8725 West Higgins Road, Suite 290 Chicago, IL 60631	3,028,149	16.8%
Entities affiliated with SV Life Sciences Fund (4) 60 State Street, Suite 3650 Boston, MA 02109	2,221,315	12.0%
Entities affiliated with Walden International (5) 750 Battery Street, 7th Floor San Francisco, CA 94111	905,518	5.1%
Named Executive Officers and Directors
Robert T. Nelsen (3)	3,048,149	17.0%
Anthony A. DiTonno (6)	513,310	2.8%
Stephen F. Ghiglieri (7)	244,978	1.4%
Jeffrey K. Tobias (8)	219,548	1.2%
Michael E. Markels (9)	184,683	1.0%
Jean-Jacques Bienaimé (10)	46,454	*
Neil M. Kurtz (11)	30,666	*
Bradford S. Goodwin (12)	20,000	*
John A. Orwin (13)	5,000	*
Steven H. Nelson	—	*
All directors and executive officers as a group (10 persons ) (14)	4,312,787	23.9%

*	Beneficial ownership representing less than 1%.
(1)	This table is based upon information supplied by officers and directors and upon information gathered by the Company about principal stockholders known to the company based on Schedules 13D, 13G, and Forms 3 and 4 filed with the SEC.

(2)	Represents: (a) 2,648,107 shares of Common stock held by Moshe Arkin, and (b) 686,746 shares of Common stock held by Sphera Global Healthcare Master Fund.
(3)	Represents: (a) 2,216,591 shares of Common Stock held by ARCH Venture Fund V, L.P. and the right to acquire 114,651 shares of Common Stock pursuant to the exercise of warrants exercisable within 60 days of February 28, 2011, (b) 458,903 shares of Common Stock held by Healthcare Focus Fund, L.P., and (c) 11,004 shares of Common Stock held by ARCH V Entrepreneurs Fund, L.P. The people who have investment control of the ARCH Venture Fund V, L.P., the Healthcare Focus Fund, L.P., and ARCH V Entrepreneurs Fund, L.P., shares are Robert T. Nelsen, Steven Lazarus, Clinton Bybee and Keith Crandell, each of whom disclaims beneficial ownership except to the extent of their pecuniary interest therein.
(4)	Represents: (a) 1,456,207 shares of Common Stock held by SV Life Science Fund IV, L.P. and the right to acquire 703,784 shares of Common Stock pursuant to the exercise of warrants exercisable within 60 days of February 28, 2011 and (b) 41,343 shares of Common Stock held by SV Life Science Fund IV Strategic Partners, L.P. and the right to acquire 19,981 shares of Common Stock pursuant to the exercise of warrants exercisable within 60 days of February 28, 2011. SV Life Sciences Fund IV (GP), L.P. is a general partner of SV Life Science Fund IV, L.P. and SV Life Science Fund IV Strategic Partners, L.P. and has sole dispositive and voting power over the shares owned by of SV Life Science Fund IV, L.P. and SV Life Science Fund IV Strategic Partners, L.P. SVLSF IV, LLC is a general partner of SV Life Sciences Fund IV (GP), L.P. and has sole dispositive and voting power over the shares owned by of SV Life Science Fund IV, L.P. and SV Life Science Fund IV Strategic Partners, L.P. The people at SVLSF IV, LLC who have investment control of the SV Life Science Fund IV, L.P. and SV Life Science Fund IV Strategic Partners, L.P. shares are Kate Bingham, James Garvey, Lutz Giebel, Eugene Hill, David Milne, Michael Ross and Henry Simon, each of whom disclaims beneficial ownership except to the extent of their pecuniary interest therein.
(5)	Represents: (a) 19,176 shares of Common Stock held by Pacven Walden Ventures Parallel V-B, C.V., (b) 1,743 shares of Common Stock held by Pacven Walden Ventures V Associates Fund, L.P., (c) 819,298 shares of Common Stock held by Pacven Walden Ventures V, L.P., (d) 19,176 shares of Common Stock held by Pacven Walden Ventures Parallel V-A, C.V., (e) 12,200 shares of Common Stock held by Pacven Walden Ventures V-QP Associates Fund, L.P., and (f) 33,925 shares of Common Stock held by Seed Ventures III Pte Ltd. The people who have investment control of Pacven Walden Ventures Parallel V-A, C.V., Pacven Walden Ventures Parallel V-B, C.V., Pacven Walden Ventures V Associates Fund, L.P., Pacven Walden Ventures V, L.P., Pacven Walden Ventures V-QP Associates Fund, L.P., and Seed Ventures III Pte Ltd. are Lip-Bu Tan and Andrew Kau, each of whom disclaims beneficial ownership except to the extent of their pecuniary interest therein.
(6)	Represents (a) 104,617 shares of Common Stock held by Mr. DiTonno (8,617 of those shares are directly held by Mr. DiTonno and 96,000 shares are held by the DiTonno Family Trust, dated 8/3/01), and (b) the right to acquire 408,693 shares of Common Stock exercisable within 60 days of February 28, 2011.
(7)	Represents (a) 35,808 shares of Common Stock held by Mr. Ghiglieri (32,782 of those shares are held directly by Mr. Ghiglieri and 3,026 shares are held by the Ghiglieri Family Trust, dated 5/15/08), and (b) the right to acquire 209,170 shares of Common Stock exercisable within 60 days of February 28, 2011.
(8)	Represents (a) 8,780 shares of Common Stock held by Dr. Tobias, and (b) the right to acquire 210,768 shares of Common Stock exercisable within 60 days of February 28, 2011.
(9)	Represents (a) 23,138 shares of Common Stock held by Mr. Markels, and (b) the right to acquire 161,545 shares of Common Stock exercisable within 60 days of February 28, 2011.
(10)	Represents (a) 10,121 shares of Common Stock held by Mr. Bienaimé, and (b) the right to acquire 36,333 shares of Common Stock exercisable within 60 days of February 28, 2011.
(11)	Represents the right to acquire 30,666 shares of Common Stock, by Mr. Kurtz, exercisable within 60 days of February 28, 2011.
(12)	Represents (a) 15,000 shares of Common Stock held by Mr. Goodwin, and (b) the right to acquire 5,000 shares of Common Stock exercisable within 60 days of February 28, 2011.
(13)	Represents the right to acquire 5,000 shares of Common Stock, by Mr. Orwin, exercisable within 60 days of February 28, 2011.
(14)	See note 3 and notes 6 through 13.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board of Directors, referred to as the “Committee” throughout this Compensation Discussion and Analysis, is responsible for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Company’s executive officers is fair, reasonable and competitive. The compensation programs for named executive officers are similar to those provided to other executive officers of the Company.

Compensation Philosophy and Objectives.

The Committee believes that the most effective executive compensation program is one that is designed to reward achievement and that aligns its executives’ compensation with the interests of the Company’s stockholders by rewarding achievement of goals and objectives that the Committee believes are important to the long term creation of value in the Company. The Company’s executive compensation program is designed to recruit and retain individuals with the skills necessary for the Company to achieve its business objectives and to motivate and reward those individuals fairly over time with compensation programs that promote achievement of, and contribution to, those objectives. To that end, named executive officer compensation has three main components: base compensation, or salary; annual bonus awards which are based upon specific goals and objectives to be established and approved by the Board of Directors; and stock option awards which may contain vesting or vesting acceleration features upon attainment of specific operational or stock price goals which are predetermined by the Committee. In addition, the Company provides the named executive officers a variety of benefits that are generally available to all salaried employees. The Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long term and currently paid out compensation, between cash and non-cash compensation or among different forms of non-cash compensation. However, the Committee’s philosophy is to have a significant portion of an employee’s compensation be performance-based while keeping base salary compensation at a competitive level.

Each element of compensation and the practices used to evaluate them are discussed in more detail below.

Benchmarking of Elements of Compensation.

The Committee believes it is important when making compensation-related decisions to be informed as to current practices of comparable companies in the life science industry. The Committee determines the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with recruiting and retention goals, the Committee’s view of internal equity and consistency, the Company’s overall performance and other considerations the Committee deems relevant. The Committee consults periodically with an independent outside compensation consulting firm retained by the Committee. As it makes decisions about executive compensation, the Committee also obtains data from its consultant and from third party surveys regarding current compensation practices and trends among San Francisco Bay Area based companies in general and pharmaceutical and biosciences companies in particular, and reviews this information with its consultant. The Committee also discusses various other compensation matters with its consultant, both during the course of the Committee’s regular meetings and in private meetings.

During 2010, the Committee was advised by Setren, Smallberg and Associates, Inc., an independent executive compensation consulting firm, (“Setren Smallberg”). The Committee retained Setren Smallberg in early 2010 to advise on the impending promotions, title changes and compensation adjustments related to the Company’s named executive officers when considering their expanded responsibilities as the Company progressed from a pre-commercial enterprise to a commercial enterprise. The Committee also received information from Setren Smallberg on how to value, in future compensation, the significant milestones achieved by the Company in 2009 such as obtaining U.S. Food and Drug Administration approval to sell Qutenza in the United States and entering into a commercialization agreement for Qutenza in the European Union and certain other countries.

The Committee has been advised by Setren Smallberg on a recurring basis including a detailed compensation review of the named executive officers in 2008. Setren Smallberg utilized a representative number of publicly-held companies in the life science industry (the “Peer Companies”) as a basis for the information they provided to the Committee. The Peer Companies were:

•	Affymax, Inc.

•	Allos Therapeutics, Inc.

•	Barrier Therapeutics, Inc (now acquired by Stiefel Laboratories, Inc.)

•	Cell Therapeutics, Inc.

•	CombinatoRx Incorporated.

•	Cytokinetics Incorporated.

•	Dyax Corp.

•	Exelexis Inc.

•	Genomic Health Inc.

•	Geron Corp.

•	Jazz Pharmaceuticals, Inc

•	Idenix Pharmaceuticals, Inc.

•	La Jolla Pharmaceutical Company

•	Oncogenxex Pharmaceuticals Inc.

•	Rigel Pharmaceuticals, Inc

•	Sangamo BioSciences Inc.

•	ZymoGenetics, Inc.

The Company purchases and reviews an executive compensation survey of companies in the life science and high technology industries in the San Francisco Bay Area from Radford Analytic Services (“Radford”) on an annual basis. The Committee intends to continue the Company’s practice of engaging executive compensation consultants from time to time to aid in compensation related evaluations.

Role of Named Executive Officers in Compensation Decisions.

The Chief Executive Officer aids the Committee by providing recommendations regarding the compensation of all named executive officers other than himself. The Committee uses analyses of cash and equity compensation prepared by the Chief Executive Officer to establish general budgetary guidelines for aggregate annual employee cash compensation. These analyses typically include evaluation of external benchmarks and the Radford survey. For 2011 and 2010, the Chief Executive Officer then allocated compensation in his discretion among individual executives and employees on a case by case basis. The Committee formally approved salary and stock option grants for the named executive officers including the Chief Executive Officer. In addition, for compensation of named executive officers and employees other than the Chief Executive Officer, annual performance review by such officer’s or employee’s manager was conducted to provide input about such individual’s contributions to the Company’s goals and objectives for the period being assessed. For the Chief Executive Officer, such review was conducted by the Committee. For compensation decisions regarding grants of equity compensation, including vesting schedules and in some cases milestones providing for accelerated vesting if such milestones are achieved, relating to employees other than to our Chief Executive Officer, the Committee typically considers recommendations from the Chief Executive Officer and other members of management. To date, the Chief Executive Officer and Chief Financial Officer have typically attended the Committee meetings, except for the portion of the meetings where the Committee is discussing their compensation or performance.

Compensation Components

Base Compensation.

Generally, the Committee believes that base salaries should be market driven, competitive to the San Francisco Bay Area marketplace and appropriately benchmarked, as described above, based on each executives experience, level and scope of responsibilities. The Committee targets base compensation near the 50th percentile of the data derived from analysis of benchmarks, with specific emphasis on companies headquartered in the San Francisco Bay Area. The Committee sets this level to ensure that the Company is competitive in its immediate job market, which the Committee believes helps to minimize potential competitive disadvantage and supports overall goals of recruitment and retention. Base salaries are generally reviewed annually, and the Committee seeks to set a Company wide salary adjustment target percentage in line with general increases in the market, which the Committee believes has recently been in the 3% to 4% per year range. This target amount is also used to determine an overall salary increase budget for employees across the Company. The final determination of the actual salary increase for each individual is based upon, for the Chief Executive Officer, the Company’s performance and in addition, for other employees, the results of performance reviews, responsibility and experience and potential alignment of each individual’s salary in light of market data for similarly situated positions in similar companies.

Salary increases awarded to named executive officers effective January 1, 2010 were based upon achievement of corporate objectives in 2009, additional roles and increased responsibilities for certain named executive officers, significant performance in certain areas of responsibility, and market comparisons of salary levels for the San Francisco Bay Area life science industry. In addition to the additional roles and increased responsibilities, the Committee noted that the Company had out-performed the Committee’s expectations on 2009 corporate objectives and that salary increases should therefore provide a financial reward above the 3% to 4% average annual salary increases reflected in the marketplace based on a high level of achievement. The 2010 salary increases as a percentage of 2009 base salary, and the additional considerations of the Committee for each named executive officer, were as follows:

•

Anthony A. DiTonno, President, Chief Executive Officer, received a 22.0% increase, from $348,427 to $425,000. The increase reflected Mr. DiTonno’s overall responsibility for the high level of achievement of the Company in 2009, and his management of the Company’s successful efforts to enable commercialization of Qutenza. It was also noted that Mr. DiTonno’s responsibilities for the Company would increase as a result of the shift of the Company’s operations from research and development to commercialization.

•

Stephen F. Ghiglieri, Executive Vice President, Chief Operating Officer, Chief Financial Officer, received a 9.7% increase, from $310,000 to $340,000. The increase reflected Mr. Ghiglieri’s undertaking expanded responsibilities in 2009, and his significant role in establishing the Company’s commercial partnership with Astellas and managing the Company’s operations under budget and utilizing lower than expected cash resources.

•

Jeffrey K. Tobias, M.D., Executive Vice President, Research and Development, Chief Medical Officer, received an 8.4% increase, from $332,100 to $360,000. The increase reflected Mr. Tobias’ undertaking expanded responsibilities in 2009 and his leadership role in obtaining marketing approval for Qutenza in the United States and the European Union.

•

Michael E. Markels, Senior Vice President, Commercial and Business Development, received a 9.6% increase, from $260,000 to $285,000. The increase reflected the significant increase of Mr. Markels’ expected responsibilities as the Company ramped up post-approval commercialization efforts for Qutenza, and Mr. Markels significant role in establishing the Company’s commercial partnership with Astellas.

Salary increases awarded to named executive officers effective January 1, 2011 were generally at 3%. The Committee recognized the significant increases in base compensation earned by the named executives in January 2010, due to their expanded responsibilities and the committee believed the base salary increases in January 2011 should return to a market based level consistent with the San Francisco Bay Area life science industry. The Committee’s believes that a significant portion of the named executives overall compensation should be performance based and thus continues to emphasis the setting of corporate goals and evaluating performance against those goals. As more fully described below under Bonus Compensation, the Committee determined a 60% achievement level for the 2010 corporate objectives, and this was also considered when determining the 2011 increase in base compensation. The Committee also utilizes their knowledge of salary levels for executive officers in the San Francisco Bay Area life science industry. The 2011 salary increases as a percentage of 2010 base salary were as follows:

•	Anthony A. DiTonno, President, Chief Executive Officer, received a 3.0% increase, from $425,000 to $437,800.

•	Stephen F. Ghiglieri, Executive Vice President, Chief Operating Officer, Chief Financial Officer, received a 3.0% increase, from $340,000 to $350,200.

•	Jeffrey K. Tobias, M.D., Executive Vice President, Research and Development, Chief Medical Officer, received a 3.0% increase from $360,000 to $370,800.

•	Michael E. Markels, Senior Vice President, Commercial and Business Development, received a 3.0% increase from $285,000 to $293,600.

The Committee otherwise targeted an approximate overall 3% salary increase for 2011 base salaries for all employees, which it believes, based upon a review of the benchmarking data, was representative of overall increases in the Company’s local market.

Bonus Compensation.

The Company also rewards individual as well as corporate performance through the implementation of a performance bonus plan. Bonuses are paid to employees based on attainment of specific corporate goals which are established in consultation with the Committee, such as achievement of financial, operational, clinical and regulatory milestones, corporate partnering goals and adherence to operating budgets, as well as individual goals agreed to in advance with the employee’s manager. Individual goals are designed to support the attainment of the specified corporate goals.

In conjunction with the review performed by the third party executive compensation consultant that was engaged to assist the Committee, the Committee determined that an annual bonus program is a key feature of the overall compensation programs for public life sciences companies. In addition to a desire to have compensation programs that are competitive in the market, the Committee believes that the Company’s compensation programs should provide a performance incentive that aligns executives’ and other employees’ interests with those of stockholders. As a result, the Committee has undertaken efforts to maintain an annual bonus program. In these efforts to date, the Committee has determined the target bonuses for the executives as percentages of base salary. These percentages for the calendar year 2010 were as follows:

•	Anthony A. DiTonno, 50%,

•	Stephen F. Ghiglieri, 35%,

•	Jeffrey K. Tobias, M.D., 35%, and

•	Michael E. Markels, 30%.

The Committee also determined the following as the 2010 corporate objectives under the 2010 bonus plan:

•	Qutenza launched in the United States during the first half of 2010.

•	Re-initiate the clinical program for product candidate NGX-1998 and enroll the first patient in a Phase 2 study in the second half of 2010.

•	Evaluate and conclude on the regulatory strategy for a possible Qutenza label expansion for HIV-AN including meeting with the Food and Drug Administration.

•	Expand Ex-United States commercial partnerships to either Latin America or Asia.

•	Achieve a targeted dollar level of gross factory sales of Qutenza in the United States.

•	Achieve a targeted dollar level of pretax income, adjusted for non-cash stock based compensation charges.

•	Obtain financing as required to operate into future periods.

Each of the first four corporate objectives was given a weight of 10% for evaluation of achievement for bonus determination purposes and each of the remaining three objectives was given a 20% weight. The Committee did not establish any individual performance goals for named executive officers under the 2010 bonus plan. All bonus determinations for named executive officers were expected to be made on the basis of overall achievement of corporate objectives as determined by the Committee.

On September 23, 2010, the Committee reviewed the 2010 objectives and the performance to date against these objectives and specifically Mr. DiTonno’s performance and the probability of attainment of the objectives over the remainder of the year. Following the review, the Committee approved a partial bonus of $100,000 for Mr. DiTonno to be paid during the third quarter of 2010 with the remainder of the bonus to be paid in the first quarter of 2011. A bonus payment of $100,000 was made to Mr. DiTonno on September 30, 2010.

In January 2011, the Committee evaluated the Company’s progress against 2010 corporate objectives and recommended to the Board of Directors the establishment of a bonus pool. Based upon the Committee’s evaluation of the attainment of corporate objectives, while noting that the Chief Executive Officer and named executive officers had all significantly contributed to the attainment of those objectives, the Committee recommended to the Board of Directors the amount of bonus to be paid to the Chief Executive Officer and each of the other named executive officers. In its evaluation of 2010 corporate objective achievement, the Committee noted that the Company’s performance met certain of the original expectations set forth in the corporate objectives listed above as follows:

•	Qutenza launched in the United States during the first half of 2010 — objective fully met.

•	Re-initiate the clinical program for product candidate NGX-1998 and enroll the first patient in a Phase 2 study in the second half of 2010 — objective fully met.

•	Evaluate and conclude on the regulatory strategy for a possible Qutenza label expansion for HIV-AN including meeting with the Food and Drug Administration — objective fully met.

•	Expand Ex-United States commercial partnerships to either Latin America or Asia — objective not met.

•	Achieve a targeted dollar level of gross factory sales of Qutenza in the United States — objective not met.

•	Achieve a targeted dollar level of pretax income, adjusted for non-cash stock based compensation charges — objective partially met.

•	Obtain financing as required to operate into future periods — objective partially met.

In recognition of the achievement levels noted above, the Committee recommended bonuses of 60% of the executive target bonuses identified above to be paid in cash. Cash bonuses paid to named executive officers in February 2011 were:

•	Anthony A. DiTonno, $27,500 (as noted above, $100,000 was paid in September 2010 such that the total bonus payment was $127,500),

•	Stephen F. Ghiglieri, $71,400,

•	Michael E. Markels, $51,300, and

•	Jeffrey K. Tobias, M.D., $75,600.

The Committee also recommended to the Board of Directors certain corporate objectives as a basis for establishment of the 2011 Bonus Plan. The amount of the 2011 target bonus to be paid to the named executive officers will be determined primarily on the basis of achievement of corporate goals in 2011. These goals include specific performance goals related to the Company’s cash balance, net loss, budgeted revenue, intellectual property development, regulatory process, and corporate development, among other provisions. The percentages for the calendar year 2011 are as follows:

•	Anthony A. DiTonno, 50%,

•	Stephen F. Ghiglieri, 35%,

•	Jeffrey K. Tobias, M.D., 35%, and

•	Michael E. Markels, 30%.

Equity Awards.

The Committee believes that the Company’s compensation programs should provide the opportunity for wealth creation for the Company’s executives and all employees in a manner that aligns their interests with those of stockholders in the creation of long term value through the Company’s success. The Company utilizes stock options to provide incentives to its named executive officers to help achieve this goal. Because the named executive officers are awarded stock options with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, these options will be valuable to these named executive officers only if the market price of the Company’s Common Stock increases after the date of grant. The Committee’s equity award determinations are based upon market data such as the Radford surveys, the experience of members of the Committee and the Board of Directors and (with the exception of the Chief Executive Officer’s equity awards) the recommendations of the Chief Executive Officer with a general goal to maintain option granting and executive equity practices near the 50th percentile of the data derived from analysis of benchmarks, with specific emphasis on such companies headquartered in the San Francisco Bay Area.

All new employees, including the Company’s named executive officers, receive stock option grants when they are hired. The number of shares underlying stock option grants for new hires is intended to be competitive in the Company’s industry and its local market and is used as a recruiting tool as the Committee believes that equity compensation is a significant consideration for employees’ decisions to accept employment offers with the Company, particularly for named executive officers. Typically, stock option grants to new employees vest at the rate of 25% after the first year of service with the remainder vesting ratably over the subsequent 36 months, although some executive new hires in recent years have also contained vesting acceleration provisions related to attainment of key corporate objectives, such as clinical development and regulatory objectives for our product candidates and other operational and business goals. In addition, the Committee generally reviews the Company’s equity compensation programs annually, with a view to ensuring that the Company’s named executive officers and employees continue to have a meaningful stake in the Company’s long term success. To that end, annual stock option grants to named executive officers have historically contained two components: a time based vesting component (usually, monthly vesting over 48 months) and a component that vests on the six year anniversary of the grant subject to acceleration of vesting based upon attainment of key corporate objectives, determined as described above. In 2011, a new type of option was granted to the named executive officers where the options’ vesting is tied to stock price performance. The Committee and the Board of Directors also grant equity awards from time to time for what are considered highly significant corporate achievements. Such awards are generally vested in full on the date of grant. The size of such awards is less subject to benchmarking and other processes noted above than it is to general notions of what the Committee or Board of Directors considers suitable under the circumstances given the importance of the achievement and the contributions of the individuals involved with such achievement. After assessment by the Committee, all option grants are either recommended to the Board of Directors for approval, or if approved for grant by the Committee, communicated to the Board of Directors at the next Board of Directors’ meeting.

Since becoming a public company in May 2007, all stock options granted to named executive officers have an exercise price per share equal to the closing price of the Company’s Common Stock on the date of grant. Prior to becoming a public company, the Board of Directors determined the value of the Company’s Common Stock based upon the consideration of several factors impacting the Company’s valuation including, when available, independently developed contemporaneous valuations of the Company.

In January 2010, the Committee recommended, and the Board of Directors approved, stock option grants to the following named executive officers as follows:

•	Anthony A. DiTonno, 80,000 shares,

•	Stephen F. Ghiglieri, 60,000 shares,

•	Jeffrey K. Tobias, M.D., 50,000 shares, and

•	Michael E. Markels, 30,000 shares.

These January 2010 option grants vest evenly over 48 months and the number of shares underlying such options and vesting terms were determined based upon the Committee’s review of the Company’s performance in 2009, a review of equity ownership similarly situated executives among Peer Companies (with a view toward maintenance of executive equity ownership at approximately the 50th percentile), the increased responsibility of Messrs. Ghiglieri and Markels and Dr. Tobias in 2010, a general sense of the marketplace as determined in the discretion of the Committee and the desire of the Committee to provide incentives for management retention.

In January 2010, as part of the 2009 bonus program achievement, the Committee recommended and the Board of Directors approved that the portion of the named executives’ annual bonus exceeding approximately 100% of their target bonus amount be paid in fully vested stock options in the interest of preserving the Company’s cash resources. With regard to the stock options granted for the noncash component of the 2009 bonus, the number of shares underlying these stock options was determined by dividing the bonus exceeding approximately 100% of their target by the Company’s closing stock price on January 15, 2010, multiplied by a factor of two. The Company’s closing stock price on January 14, 2010, which was also the exercise price of these stock options, was $7.10. The number of fully vested stock options granted to the named executive officers on January 14, 2010 for 2009 performance was:

•	Anthony A. DiTonno, 12,291 shares,

•	Stephen F. Ghiglieri, 5,457 shares, and

•	Michael E. Markels, 3,661 shares.

In February 2011, the Committee recommended, and the Board of Directors approved, stock option grants to our named executive officers as follows:

•	Anthony A. DiTonno, 30,000 shares,

•	Stephen F. Ghiglieri, 25,000 shares,

•	Jeffrey K. Tobias, M.D., 25,000 shares, and

•	Michael E. Markels, 22,500 shares.

These option grants were determined based upon the Committee’s review of the Company’s performance in 2010. These options vest evenly over 48 months.

Additionally, in February 2011, the Committee recommended, and the Board of Directors approved, performance-based stock option grants with vesting tied to stock price milestones. The Committee believes that this stock option grant provides incentive to the named executives to provide long term stock value appreciation to the benefit of the stockholders and the named executives. The Committee believes that it is appropriate to align compensation for the named executives with stockholder returns. The number of options granted with vesting tied to stock price milestones to our named executive officers as follows:

•	Anthony A. DiTonno, 125,000 shares,

•	Stephen F. Ghiglieri, 130,000 shares,

•	Jeffrey K. Tobias, M.D., 125,000 shares, and

•	Michael E. Markels, 110,000 shares.

Severance and Change of Control Payments.

The Company’s named executive officers are entitled to severance payments equal to from 9 to 18 months of base salary, target bonus and full acceleration of stock option and restricted stock vesting if the named executive officer’s employment is terminated without cause by an acquiring company, or, for certain reasons, by the named executive officer, within 18 months following a change of control of the Company. The named executive officers are also entitled to severance equal to 12 months of base salary and additional option exercise periods if the Company terminates their employment other than for cause or if the named executive officer terminates his employment for good reason prior to a change in control or after 18 months following a change in control. The Committee believes that these severance and change of control arrangements mitigate some of the risk that exists for executives working in a smaller company. These arrangements are intended to attract and retain qualified executives that could have other job alternatives that may appear to them to be less risky absent these arrangements. Because of the significant acquisition activity in the life science industry, there is a possibility that the Company could be acquired in the future. Accordingly, the Committee believes that the larger severance packages resulting from terminations related to change of control transactions, and bonus and vesting packages relating to the change of control itself, will provide an incentive for these executives to continue to help successfully execute such a transaction from its early stages until closing. These arrangements were amended in 2008 to comply with U.S. tax laws, including regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended, by updating, certain terms and conditions related to the timing of severance or other payments and some of the named executive officers employment agreements were amended in April 2011 to, among other things, update their severance provisions to current market conditions. For a description and quantification of these severance and change of control benefits, please see the section entitled “Potential Payments Upon Termination or Change of Control.”

The Amended 2006 Acquisition Bonus Plan was amended on November 17, 2010 to exclude the two non-employee directors named in the plan. The Amended 2006 Acquisition Bonus Plan was terminated on February 3, 2011 by the Board of Directors because the Board of Directors determined that the plan was not the best mechanism for aligning management and stockholder interests.

Other Benefits.

Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, employee stock purchase and 401(k) plans, in each case on the same basis as other employees, subject to applicable law. The Company also provides vacation and other paid holidays to all employees, including its named executive officers, at levels that the Committee believes are consistent with the practices of companies in the Company’s industry and local market. It is generally the Company’s policy not to extend significant perquisites to its named executive officers that are not available to its employees.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully Submitted By:
MEMBERS OF THE COMPENSATION COMMITTEE

Neil Kurtz, M.D., Compensation Committee Chair
Bradford S. Goodwin
Robert T. Nelsen
Steven H. Nelson

Dated: April 26, 2011

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of the Company has served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. Since the formation of the Compensation Committee, none of its members have been an officer or employee of the Company either during or prior to such member’s serving on the Compensation Committee.

Executive Compensation

The following table provides information regarding the compensation of the Company’s named executive officers, during the fiscal year ended December 31, 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus	Option Grants (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Anthony A. DiTonno,	2010	$425,000	—	$91,993	$127,500	$6,778	$651,271
President, Chief Executive Officer	2009	$348,427	—	$292,993	$183,840	$3,779	$829,038
	2008	$317,750	—	—	$50,000	$7,273	$375,023

Stephen F. Ghiglieri,	2010	$340,000	—	$76,660	$71,400	$346	$488,406
Executive Vice President, Chief Operating Officer, Chief Financial Officer	2009	$310,000	—	$158,147	$77,500	$3,262	$548,909
	2008	$295,200	—	$87,343	$18,450	$5,183	$406,176

Jeffrey K. Tobias, M.D.,	2010	$360,000	—	$76,660	$75,600	$7,118	$519,378
Executive Vice President, Research and Development, Chief Medical Officer	2009	$332,100	—	$76,297	$103,781	$3,598	$515,776
	2008	$316,250	—	$87,343	$37,500	$7,055	$448,148

Michael E. Markels,	2010	$285,000	—	$68,994	$51,300	$7,652	$412,946
Senior Vice President, Commercial and Business Development	2009	$260,000	—	$199,639	$52,000	$3,202	$514,841
	2008	$250,000	—	—	$12,500	$25,039	$287,539

(1)	The amounts in this column include payments in respect of accrued vacation, holidays, and sick days.
(2)	The amounts in this column represent the aggregate grant date fair value of awards granted during the year computed in accordance with FASB Codification Topic 718. Assumptions used in calculating the valuation of option grants are described in Note 11 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated herein by reference.
(3)	The amounts in this column represent payments pursuant to the Company’s incentive bonus plan based upon the Board of Directors’ determination of milestone attainment in 2009. The amount reported for 2009 reflects the cash portion of the bonus payout for services performed in 2009. In addition to this cash portion of the 2009 bonus payment, certain stock options were granted in lieu of the remaining cash portion. See “Compensation Discussion and Analysis—Compensation Components—Bonus Compensation” in this Proxy Statement for the terms, and number of shares underlying, these stock options.
(4)	The amounts in this column include amounts for forgiveness of notes receivable, housing allowance, discount purchase of securities through the Company’s 2007 Employee Stock Purchase Plan, moving expense reimbursement, term insurance premiums and a sign-on bonus.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to each of the named executive officers during the fiscal year ended December 31, 2010. All options were granted at the fair market value of the Company’s Common Stock, as determined by the Company’s Board of Directors on the date of grant and were granted under the Company’s 2007 Stock Plan.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards	All Other Option Grants: Number of Securities Underlying Options	Exercise Price or Base Price of Option Awards
			Target (1)
Anthony A. DiTonno	—		$212,500	—	—
	1/14/2010	(2)		12,291	$7.10
	1/14/2010	(3)		80,000	$7.10
Stephen F. Ghiglieri	—		$119,000	—	—
	1/14/2010	(2)		5,457	$7.10
	1/14/2010	(3)		60,000	$7.10
Jeffrey K. Tobias, M.D.	—		$126,000	—	—
	1/14/2010	(3)		50,000	$7.10
Michael E. Markels	—		$85,500	—	—
	1/14/2010	(2)		3,661	$7.10
	1/14/2010	(3)		30,000	$7.10

(1)	The amounts in this column represent the target amounts of bonuses payable under the Company’s incentive bonus plan.
(2)	One Hundred percent (100%) of the shares subject to the option vest and became exercisable upon grant
(3)	The option vests in forty-eight equal monthly installments beginning on the date of grant.

Employment Agreements

The Company has entered into executive employment agreements with each of its named executive officers: Anthony DiTonno, Stephen Ghiglieri, Jeffrey Tobias, and Michael Markels.

The agreements provide for these officers to remain the Company’s at-will employees and to receive salary, bonus and benefits as determined at the discretion of the Board of Directors. The Company’s agreements with these officers provide that in the event of a change of control, certain limited acceleration of vesting periods for unvested stock options occurs. In addition, these agreements provide additional benefits if within the 18-month period following a change of control of the Company, the named executive officer resigns for good reason or is terminated by the Company or its successor other than for cause. The agreements also provides 12 months of severance for certain named executive officers if the Company terminates their employment prior to a change in control or after the 18 month period following a change in control other than for cause or if the named executive officer terminates his employment for good reason during such time periods. The agreements were amended and restated as of April 26, 2011 for Messrs. DiTonno, Ghiglieri, Markels, and for Dr. Tobias relative to Compensation Committee approved updates to, among other things, their severance provisions.

Upon a qualifying resignation or termination within 18 months after a change in control, Mr. DiTonno, will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 18 months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of options for Common Stock held by him; the lapse in full of the Company’s right of repurchase with respect to restricted shares of Common Stock held by him, if any; and continued employee benefits, for him and his eligible dependents, until the earlier of 18 months following the date of termination or resignation or the date he obtains employment with generally similar employee benefits. Upon a qualifying resignation or termination, prior to or after 18 months following a change in control, Mr. DiTonno will become entitled to receive: a one-time lump sum payment equivalent to 12 months of his then current salary, an additional exercise period for his options and continued benefits for him and his eligible dependents for 12 months or until he obtains employment with generally similar employee benefits.

Upon a qualifying resignation or termination within 18 months after a change in control, Mr. Ghiglieri and Dr. Tobias will become entitled to receive: continuing severance payments at a rate equal to their base salary for a period of 15 months; lump sum payments equal to their full target annual bonuses; acceleration in full of vesting of options for Common Stock held by them; the lapse in full of the Company’s right of repurchase with respect to restricted shares of Common Stock held by them, if any; and continued employee benefits, for each of them and their eligible dependents, until the earlier of 15 months following the date of termination or resignation or the date they obtain employment with generally similar employee benefits. Upon a qualifying resignation or termination, prior to or after 18 months following a change in control, Mr. Ghiglieri and Dr. Tobias will become entitled to receive: a one-time lump sum payment equivalent to 12 months of each of their then current salary, an additional exercise period for each of their options and continued benefits for each of them and their eligible dependents for 12 months or until they obtain employment with generally similar employee benefits.

Upon a qualifying resignation or termination within 18 months after a change in control, Mr. Markels will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 12 months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of options for Common Stock held by him; the lapse in full of the Company’s right of repurchase with respect to restricted shares of Common Stock held by him, if any; and continued employee benefits until the earlier of 12 months following the date of termination or resignation or the date he obtains employment with generally similar employee benefits. Upon a qualifying resignation or termination, prior to or after 18 months following a change in control, Mr. Markels will become entitled to receive: a one-time lump sum payment equivalent to 12 months of his then current salary, an additional exercise period for his options and continued benefits for him and his eligible dependents for 12 months or until he obtains employment with generally similar employee benefits.

For a complete description and quantification of benefits payable to the Company’s named officers on and following termination of employment under plans and programs currently in effect, see “Potential Payments Upon Termination or Change of Control.”

Outstanding Equity Awards

The following table presents certain information concerning the outstanding option awards held as of December 31, 2010 by each named executive officer.

	Number of Securities Underlying Unexcercised Options				Option Exercise Price	Option Expiration Date
Name	Excercisable		Unexcercisable
Anthony A. DiTonno	64,999		—		$2.70	4/28/2014
	27,260	(2)	—		$1.95	3/15/2015
	27,260	(1)	—		$1.95	3/15/2015
	21,941	(1)(5)	—		$3.75	3/15/2016
	10,000	(1)(5)	—		$11.25	1/5/2017
	39,000		9,000	(2)	$8.63	10/2/2017
	20,001		11,999	(1)	$8.63	10/2/2017
	80,000		—		$1.25	1/15/2019
	11,979		13,021	(2)	$1.25	1/15/2019
	25,000	(1)	—		$1.25	1/15/2019
	35,000		—		$8.50	7/29/2019
	1,000		—		$8.32	12/3/2019
	18,333		61,667	(2)	$7.10	1/14/2020
	12,921		—		$7.10	1/14/2020

Stephen F. Ghiglieri	18,266	(2)	—		$2.70	4/28/2014
	18,266		—		$2.70	4/28/2014
	10,134	(2)	—		$1.95	3/15/2015
	10,134	(1)	—		$1.95	3/15/2015
	8,166	(1)(5)	—		$3.75	3/15/2016
	5,000	(1)(5)	—		$11.25	1/5/2017
	6,250		3,750	(1)	$8.63	10/2/2017
	12,187		2,813	(2)	$8.63	10/2/2017
	18,228		6,772	(2)	$5.43	1/10/2018
	29,520		—		$1.25	1/15/2019
	7,187		7,813	(2)	$1.25	1/15/2019
	15,000	(1)	—		$1.25	1/15/2019
	20,000		—		$8.50	7/29/2019
	1,000		—		$8.32	12/3/2019
	5,457		—		$7.10	1/14/2020
	13,749		46,251	(2)	$7.10	1/14/2020

Jeffery Tobias, M.D.	46,666	(3)	—		$3.75	1/27/2016
	40,000	(1)	—		$3.75	1/27/2016
	5,000	(1)(5)	—		$11.25	1/5/2017
	6,250		3,750	(1)	$8.63	10/2/2017
	12,187		2,813	(2)	$8.63	10/2/2017
	18,228		6,772	(2)	$5.43	1/10/2018
	60,000		—		$1.25	1/15/2019
	7,187		7,813	(2)	$1.25	1/15/2019
	15,000	(1)	—		$1.25	1/15/2019
	1,000		—		$8.32	12/3/2019
	11,457		38,543	(2)	$7.10	1/14/2020

	Number of Securities Underlying Unexcercised Options				Option Exercise Price	Option Expiration Date
Name	Excercisable		Unexcercisable
Michael E. Markels	27,333	(2)(5)	—		$3.75	6/2/2016
	8,666	(4)(5)	—		$3.75	6/2/2016
	30,666	(1)(5)	—		$4.20	9/21/2016
	2,500	(1)(5)	—		$11.25	1/5/2017
	4,875		1,125	(2)	$8.63	10/2/2017
	2,500		1,500	(1)	$8.63	10/2/2017
	20,000		—		$1.25	1/15/2019
	5,989		6,511	(2)	$1.25	1/15/2019
	12,500	(1)	—		$1.25	1/15/2019
	30,000		—		$8.50	7/29/2019
	1,000		—		$8.32	12/3/2019
	6,875		23,125	(2)	$7.10	1/14/2020
	3,661		—		$7.10	1/14/2020

(1)	Vests in full on the sixth anniversary of the grant date. The vesting will accelerate upon the attainment by the Company of certain milestones.
(2)	Vests as to 1/48 of the shares underlying the option monthly following the grant date.
(3)	Vests as to 1/4 of the shares underlying the option on the first anniversary of the grant date and as to 1/48 of the underlying shares monthly thereafter.
(4)	Vests as to 20.85% of the shares underlying the option immediately and as to 1/36 of the underlying shares monthly thereafter.
(5)	Options allow for early exercise.

Options Exercised and Stock Vested

There were no exercises of options or vesting of stock awards for any of the named executive officers during the fiscal year ended December 31, 2010.

Potential Payments Upon Termination or Change of Control

The following summaries set forth potential payments payable to the Company’s named executive officers upon termination of employment or a change in control of the Company under their current executive employment agreements and the Company’s other compensation programs. These agreements were amended and restated on April 26, 2011, to among other things, update the severance terms as approved by the Compensation Committee of the Board of Directors.

For the purpose of the executive employment agreements, “cause” means an officer:

•	fails to perform his duties (other than due to his incapacity as a result of physical or mental illness for a period not to exceed 90 days);

•	engages in conduct which is materially injurious to the Company, its business or reputation, or which constitutes gross misconduct;

•	materially breaches the terms of any agreement between him and the Company;

•	materially breaches or takes any action in material contravention of the Company’s policies adopted by the Board of Directors or any committee thereof;

•	is convicted of, or admits or pleads no contest with respect to a felony; or

•	commits an act of fraud against the Company, misappropriates material property belonging to the Company or an act of violence against an officer, director, employee or consultant of the Company.

For the purpose of the executive employment agreements, “good reason” means:

•	a material reduction in his salary or benefits other than as a result of a reduction in compensation affecting the Company’s or its successor entity’s employees generally;

•	a material diminution of his duties or responsibilities relative to his duties and responsibilities in effect immediately prior to a change in control;

•	relocation of his place of employment to a location more than 35 miles from the office location where the executive performs services; or

•

a material breach by the Company of any material provision of the executive employment agreement, including a failure of a successor entity in any change in control to assume and perform under the executive employment agreement.

For the purpose of the executive employment agreements, “disability” means an officer’s inability to perform his duties as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the officer or the officer’s legal representative.

Anthony A. DiTonno

Mr. DiTonno’s employment is at-will. Either the Company or Mr. DiTonno may terminate the executive employment agreement at any time. Upon a change in control of the Company, Mr. DiTonno will receive acceleration of vesting of each of Mr. DiTonno’s restricted stock grants and outstanding options to purchase Common Stock by a number of months equal to the number of months of vesting remaining for such option as of the change in control, minus 18 months; provided, that if such stock options or restricted stock grants have fewer than 18 months of vesting remaining, then such options or restricted stock grants will not be accelerated upon a change in control. Mr. DiTonno may be eligible to receive certain severance payments and additional acceleration of vesting of stock options and restricted stock grants held by Mr. DiTonno if Mr. DiTonno terminates his employment for good reason or the Company terminates Mr. DiTonno without cause within the 18-month period following a change in control. Mr. DiTonno may also be eligible to receive certain severance payments and an extension of the exercise period for his stock options if Mr. DiTonno terminates his employment for good reason or the Company terminates Mr. DiTonno without cause prior to a change in control or after the 18-month period following a change in control.

Termination by the Company or termination by Mr. DiTonno prior to, or after 18 months following, a change in control. If Mr. DiTonno is terminated other than for cause, or if Mr. DiTonno terminates his employment for good reason, in each case prior to a change in control of the Company or after the 18-month period following a change in control, Mr. DiTonno will be entitled to receive 12 months of severance pay (less applicable withholding taxes) payable over 12 months at a rate equal to his then current base salary, and all of Mr. DiTonno’s options to purchase shares of the Company’s Common Stock shall be deemed amended to extend the post-termination option exercise period during which Mr. DiTonno can exercise such options to 12 months. Following any such termination, Mr. DiTonno and his eligible dependents will also receive coverage under the Company’s benefit plans for a period equal to the shorter of 12 months or such time as Mr. DiTonno secures employment with benefits generally similar to those provided in the Company’s benefit plans.

Termination by the Company (other than for cause) or termination by Mr. DiTonno for good reason following a change in control. If Mr. DiTonno is terminated for any reason other than for cause, or if Mr. DiTonno terminates his employment for good reason, in each case within the 18-month period following a change in control of the Company, Mr. DiTonno will be entitled to receive 18 months of severance pay (less applicable withholding taxes) payable over 18 months at a rate equal to his base salary and a lump-sum payment equal to 100% of Mr. DiTonno’s target annual bonus as of the date of such termination. In addition, all restrictions, limitations and conditions applicable to outstanding stock options and restricted stock grants, except conditions related to the 2011 options with vesting tied to stock price performance, will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested (and in the case of options, exercisable) upon termination of Mr. DiTonno’s employment by the Company without cause or by Mr. DiTonno for good reason during the 18-month period following the change in control. Following any such termination, Mr. DiTonno and his eligible dependents will also receive coverage under the Company’s benefit plans for a period equal to the shorter of 18 months or such time as Mr. DiTonno secures employment with benefits generally similar to those provided in the Company’s benefit plans.

Termination by the Company for cause or by Mr. DiTonno other than for good reason. Upon termination for any other reason, Mr. DiTonno is not entitled to any payment or benefit other than severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Termination for death or disability. If the Company terminates Mr. DiTonno’s employment as a result of Mr. DiTonno’s disability or if Mr. DiTonno’s employment terminates upon Mr. DiTonno’s death, Mr. DiTonno is not entitled to any payment or benefit other than severance amounts paid prior to the date of such termination and severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Assuming Mr. DiTonno’s employment was terminated under each of these circumstances on December 31, 2010 (but utilizing Mr. DiTonno’s currently in effect compensation level and structure as if they were in effect as of such date), such payments and benefits have an estimated value of:

	Cash Severance	Bonus	Value of Accelerated Equity Awards (1)
Prior to a change in control	$437,800	—	—
Upon a change in control	—	—	—
Without cause or for good reason following a change in control	$656,700	$328,350	$309,012
Death	—	—	—
Disability	—	—	—
Other	—	—	—

(1)	The aggregate dollar amount realized upon the acceleration of vesting of an equity award represents the aggregate market price of the shares of Common Stock underlying the equity award on the acceleration date (the closing price on December 31, 2010) multiplied by the shares vesting on the acceleration date.

Stephen F. Ghiglieri

Mr. Ghiglieri’s employment is at-will. Either the Company or Mr. Ghiglieri may terminate the executive employment agreement at any time. Upon a change in control of the Company, Mr. Ghiglieri will receive acceleration of vesting of each of Mr. Ghiglieri’s restricted stock grants and outstanding options to purchase Common Stock by a number of months equal to the number of months of vesting remaining for such option as of the change in control, minus 18 months; provided, that if such stock options or restricted stock grants have fewer than 18 months of vesting remaining, then such options or restricted stock grants will not be accelerated upon a change in control. Mr. Ghiglieri may be eligible to receive certain severance payments and additional acceleration of vesting of stock options and restricted stock grants held by Mr. Ghiglieri if Mr. Ghiglieri terminates his employment for good reason or the Company terminates Mr. Ghiglieri without cause within the 18-month period following a change in control. Mr. Ghiglieri may also be eligible to receive certain severance payments and an extension of the exercise period for his stock options if Mr. Ghiglieri terminates his employment for good reason or the Company terminates Mr. Ghiglieri without cause prior to a change in control or after the 18-month period following a change in control.

Termination by the Company or termination by Mr. Ghiglieri prior to, or after 18 months following, a change in control. If Mr. Ghiglieri is terminated other than for cause, or if Mr. Ghiglieri terminates his employment for good reason, in each case prior to a change in control of the Company or after the 18-month period following a change in control, Mr. Ghiglieri will be entitled to receive 12 months of severance pay (less applicable withholding taxes) payable over 12 months at a rate equal to his then current base salary, and all of Mr. Ghiglieri’s options to purchase shares of the Company’s Common Stock shall be deemed amended to extend the post-termination option exercise period during which Mr. Ghiglieri can exercise such options to 12 months. Following any such termination, Mr. Ghiglieri and his eligible dependents will also receive coverage under the Company’s benefit plans for a period equal to the shorter of 12 months or such time as Mr. Ghiglieri secures employment with benefits generally similar to those provided in the Company’s benefit plans.

Termination by the Company (other than for cause) or termination by Mr.Ghiglieri for good reason following a change in control. If Mr. Ghiglieri is terminated for any reason other than for cause, or if Mr. Ghiglieri terminates his employment for good reason, in each case within the 18-month period following a change in control of the Company, Mr. Ghiglieri will be entitled to receive 15 months of severance pay (less applicable withholding taxes) payable over 15 months at a rate equal to his base salary and a lump-sum payment equal to 100% of Mr. Ghiglieri’s target annual bonus as of the date of such termination. In addition, all restrictions, limitations and conditions applicable to outstanding stock options and restricted stock grants, except conditions related to the 2011 options with vesting tied to stock price performance, will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested (and in the case of options, exercisable) upon termination of Mr. Ghiglieri’s employment by the Company without cause or by Mr. Ghiglieri for good reason during the 18-month period following the change in control. Following any such termination, Mr. Ghiglieri and his eligible dependents will also receive coverage under the Company’s benefit plans for a period equal to the shorter of 15 months or such time as Mr. Ghiglieri secures employment with benefits generally similar to those provided in the Company’s benefit plans.

Termination by the Company for cause or by Mr. Ghiglieri other than for good reason. Upon termination for any other reason, Mr. Ghiglieri is not entitled to any payment or benefit other than severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Termination for death or disability. If the Company terminates Mr. Ghiglieri’s employment as a result of Mr. Ghiglieri’s disability or if Mr. Ghiglieri’s employment terminates upon Mr. Ghiglieri’s death, Mr. Ghiglieri is not entitled to any payment or benefit other than severance amounts paid prior to the date of such termination and severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Assuming Mr. Ghiglieri’s employment was terminated under each of these circumstances on December 31, 2010 (but utilizing Mr. Ghiglieri’s currently in effect compensation level and structure as if they were in effect as of such date), such payments and benefits have an estimated value of:

	Cash Severance	Bonus	Value of Accelerated Equity Awards (1)
Prior to a change in control	$350,200	—	—
Upon a change in control	—	—	—
Without cause or for good reason following a change in control	$437,750	$153,213	$196,829
Death	—	—	—
Disability	—	—	—
Other	—	—	—

(1)	The aggregate dollar amount realized upon the acceleration of vesting of an equity award represents the aggregate market price of the shares of Common Stock underlying the equity award on the acceleration date (the closing price on December 31, 2010) multiplied by the shares vesting on the acceleration date.

Jeffrey K. Tobias, M.D.

Dr. Tobias’ employment is at-will. Either the Company or Dr. Tobias may terminate the executive employment agreement at any time. Upon a change in control of the Company, Dr. Tobias will receive acceleration of vesting of each of Dr. Tobias’ restricted stock grants and outstanding options to purchase Common Stock by a number of months equal to the number of months of vesting remaining for such option as of the change in control, minus 18 months; provided, that if such stock options or restricted stock grants have fewer than 18 months of vesting remaining, then such options or restricted stock grants will not be accelerated upon a change in control. Dr. Tobias may be eligible to receive certain severance payments and additional acceleration of vesting of stock options and restricted stock grants held by Dr. Tobias if Dr. Tobias terminates his employment for good reason or the Company terminates Dr. Tobias without cause within the 18-month period following a change in control. Dr. Tobias may also be eligible to receive certain severance payments and an extension of the exercise period for his stock options if Dr. Tobias terminates his employment for good reason or the Company terminates Dr. Tobias without cause prior to a change in control or after the 18-month period following a change in control.

Termination by the Company or termination by Dr. Tobias prior to, or after 18 months following, a change in control. If Dr. Tobias is terminated other than for cause, or if Dr. Tobias terminates his employment for good reason, in each case prior to a change in control of the Company or after the 18-month period following a change in control, Dr. Tobias will be entitled to receive 12 months of severance pay (less applicable withholding taxes) payable over 12 months at a rate equal to his then current base salary, and all of Dr. Tobias’ options to purchase shares of the Company’s Common Stock shall be deemed amended to extend the post-termination option exercise period during which Dr. Tobias can exercise such options to 12 months. Following any such termination, Dr. Tobias and his eligible dependents will also receive coverage under the Company’s benefit plans for a period equal to the shorter of 12 months or such time as Dr. Tobias secures employment with benefits generally similar to those provided in the Company’s benefit plans.

Termination by the Company (other than for cause) or termination by Dr. Tobias for good reason following a change in control. If Dr. Tobias is terminated for any reason other than for cause, or if Dr. Tobias terminates his employment for good reason, in each case within the 18-month period following a change in control of the Company, Dr. Tobias will be entitled to receive 15 months of severance pay (less applicable withholding taxes) payable over 15 months at a rate equal to his base salary and a lump-sum payment equal to 100% of Dr. Tobias’ target annual bonus as of the date of such termination. In addition, all restrictions, limitations and conditions applicable to outstanding stock options and restricted stock grants, except conditions related to the 2011 options with vesting tied to stock price performance, will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested (and in the case of options, exercisable) upon termination of Dr. Tobias’ employment by the Company without cause or by Dr. Tobias for good reason during the 18-month period following the change in control. Following any such termination, Dr. Tobias and his eligible dependents will also receive coverage under the Company’s benefit plans for a period equal to the shorter of 15 months or such time as Dr. Tobias secures employment with benefits generally similar to those provided in the Company’s benefit plans.

Termination by the Company for cause or by Dr. Tobias other than for good reason. Upon termination for any other reason, Dr. Tobias is not entitled to any payment or benefit other than severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Termination for death or disability. If the Company terminates Dr. Tobias’ employment as a result of Dr. Tobias’ disability or if Dr. Tobias’ employment terminates upon Dr. Tobias’ death, Dr. Tobias is not entitled to any payment or benefit other than severance amounts paid prior to the date of such termination and severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Assuming Dr. Tobias’ employment was terminated under each of these circumstances on December 31, 2010 (but utilizing Dr. Tobias’ currently in effect compensation level and structure as if they were in effect as of such date), such payments and benefits have an estimated value of:

	Cash Severance	Bonus	Value of Accelerated Equity Awards (1)
Prior to a change in control	$370,800	—	—
Upon a change in control	—	—	—
Without cause or for good reason following a change in control	$463,500	$162,225	$171,504
Death	—	—	—
Disability	—	—	—
Other	—	—	—

(1)	The aggregate dollar amount realized upon the acceleration of vesting of an equity award represents the aggregate market price of the shares of Common Stock underlying the equity award on the acceleration date (the closing price on December 31, 2010) multiplied by the shares vesting on the acceleration date.

Michael E. Markels

Mr. Markels’ employment is at-will. Either the Company or Mr. Markels may terminate the executive employment agreement at any time. Upon a change in control of the Company, Mr. Markels will receive acceleration of vesting of each of Mr. Markels’ restricted stock grants and outstanding options to purchase Common Stock by a number of months equal to the number of months of vesting remaining for such option as of the change in control, minus 18 months; provided, that if such stock options or restricted stock grants have fewer than 18 months of vesting remaining, then such options or restricted stock grants will not be accelerated upon a change in control. Mr. Markels may be eligible to receive certain severance payments and additional acceleration of vesting of stock options and restricted stock grants held by Mr. Markels if Mr. Markels terminates his employment for good reason or the Company terminates Mr. Markels without cause within the 18-month period following a change in control. Mr. Markels may also be eligible to receive certain severance payments and an extension of the exercise period for his stock options if Mr. Markels terminates his employment for good reason or the Company terminates Mr. Markels without cause prior to a change in control or after the 18-month period following a change in control.

Termination by the Company or termination by Mr. Markels prior to, or after 18 months following, a change in control. If Mr. Markels is terminated other than for cause, or if Mr. Markels terminates his employment for good reason, in each case prior to a change in control of the Company or after the 18-month period following a change in control, Mr. Markels will be entitled to receive 12 months of severance pay (less applicable withholding taxes) payable over 12 months at a rate equal to his then current base salary, and all of Mr. Markels’ options to purchase shares of the Company’s Common Stock shall be deemed amended to extend the post-termination option exercise period during which Mr. Markels can exercise such options to 12 months. Following any such termination, Mr. Markels and his eligible dependents will also receive coverage under the Company’s benefit plans for a period equal to the shorter of 12 months or such time as Mr. Markels secures employment with benefits generally similar to those provided in the Company’s benefit plans.

Termination by the Company (other than for cause) or termination by Mr. Markels for good reason following a change in control. If Mr. Markels is terminated for any reason other than for cause, or if Mr. Markels terminates his employment for good reason, in each case within the 18-month period following a change in control of the Company, Mr. Markels will be entitled to receive 12 months of severance pay (less applicable withholding taxes) payable over 12 months at a rate equal to his base salary and a lump-sum payment equal to 100% of Mr. Markels’ target annual bonus as of the date of such termination. In addition, all restrictions, limitations and conditions applicable to outstanding stock options and restricted stock grants, except conditions related to the 2011 options with vesting tied to stock price performance, will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested (and in the case of options, exercisable) upon termination of Mr. Markels’ employment by the Company without cause or by Mr. Markels for good reason during the 18-month period following the change in control. Following any such termination, Mr. Markels and his eligible dependents will also receive coverage under the Company’s benefit plans for a period equal to the shorter of 12 months or such time as Mr. Markels secures employment with benefits generally similar to those provided in the Company’s benefit plans.

Termination by the Company for cause or by Mr. Markels other than for good reason. Upon termination for any other reason, Mr. Markels is not entitled to any payment or benefit other than severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Termination for death or disability. If the Company terminates Mr. Markels’ employment as a result of Mr. Markels’ disability or if Mr. Markels’ employment terminates upon Mr. Markels’ death, Mr. Markels is not entitled to any payment or benefit other than severance amounts paid prior to the date of such termination and severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Assuming Mr. Markels’ employment was terminated under each of these circumstances on December 31, 2010 (but utilizing Mr. Markels’ currently in effect compensation level and structure as if they were in effect as of such date), such payments and benefits have an estimated value of:

	Cash Severance	Bonus	Value of Accelerated Equity Awards (1)
Prior to a change in control	$293,600	—	—
Upon a change in control	—	—	—
Without cause or for good reason following a change in control	$293,600	$88,080	$100,685
Death	—	—	—
Disability	—	—	—
Other	—	—	—

(1)	The aggregate dollar amount realized upon the acceleration of vesting of an equity award represents the aggregate market price of the shares of Common Stock underlying the equity award on the acceleration date (the closing price on December 31, 2010) multiplied by the shares vesting on the acceleration date.

Director Compensation

The following table sets forth a summary of all non-employee director compensation for the year ended December 31, 2010:

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Jean Jacques Bienaimé	$102,063	$70,690	$172,753
Neil M. Kurtz	$71,066	$47,127	$118,193
Robert T. Nelsen	$58,438	$47,127	$105,165
Bradford S. Goodwin	$80,819	$47,127	$127,946
John A. Orwin	$72,753	$47,127	$119,880
Steve H. Nelson	$7,557	$71,640	$79,197

(1)	The amounts in this column represent the aggregate grant date fair value of awards granted during the year computed in accordance with FASB Codification Topic 718. Assumptions used in calculating the valuation of option grants are described in Note 11 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated herein by reference.

The Company reimburses its non-employee directors for their expenses incurred in connection with attending Board of Directors and committee meetings. Non-employee directors receive a quarterly retainer of $6,250 and the Chairman of the Board of Directors receives a quarterly retainer of $12,500. The Chairman of the Audit Committee receives an additional cash retainer of $2,500 quarterly. The Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional cash retainer of $2,187.50 quarterly. Non-employee directors also receive cash fees of $3,000 for each Board of Directors meeting and $1,000 for each Audit and Compensation Committee meeting attended in person and $1,500 for each Board of Directors meeting and $500 for each Audit and Compensation Committee meeting attended by telephone.

The Company’s 2007 Stock Plan provides for the automatic grant of non-statutory options to non-employee directors. Each newly appointed non-employee director, except for those directors who become non-employee directors by ceasing to be employee directors, receives an initial option to purchase 20,000 shares upon such appointment. This option vests ratably each year, so that the option is fully vested and exercisable on the fourth anniversary of its grant date, subject to the director’s continued service on each relevant vesting date. In addition, on an annual basis, at each Annual Meeting of Stockholders, non-employee directors who have been directors for at least 12 months as of the date of such annual meeting of stockholders will receive an option to purchase 10,000 shares immediately following such annual meeting. This option will vest in full on the first anniversary of its grant date, subject to the director’s continued service on such date. All options granted under the automatic grant provisions have a term of ten years and an exercise price per share equal to the fair market value on the date of grant.

Employee directors who meet the eligibility requirements may participate in the Company’s 2007 Employee Stock Purchase Plan.

The Company maintains directors and officers liability insurance coverage. This insurance covers directors and officers individually. These policies currently run from May 2, 2010 through May 2, 2011 at a total annual cost of approximately $252,051. The primary carrier is National Union Fire Insurance Company of Pittsburgh, PA.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2010, the Company’s executive officers, directors and ten-percent stockholders complied with all applicable filing requirements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates under a written charter adopted by the Board of Directors. The charter was amended and restated on February 3, 2011. The purpose of the Audit Committee includes the following:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•

Assist the Board of Directors of the Company in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements under applicable securities law, (iii) the independent registered public accounting firms’ qualifications, independence and performance and (iv) the Company’s systems of internal accounting and financial controls;

•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the SEC;

•	Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and

•

Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

In fulfilling its responsibilities, the Audit Committee has:

•	Reviewed and discussed the audited financial statements, including balance sheets, related statements of operations, stockholders’ equity and cash flows, with management;

•

Discussed with Ernst & Young LLP matters required to be discussed under the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

Received from the independent registered public accounting firm, Ernst & Young LLP, the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and

•	Discussed with the independent registered public accounting firm, Ernst & Young LLP, the independent registered public accounting firm’s independence.

The Audit Committee discusses with the Company’s independent registered public accounting firm, the overall scope and plans for their audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2011 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

Respectfully Submitted by:

MEMBERS OF THE AUDIT COMMITTEE

Bradford S. Goodwin, Audit Committee Chair

Jean-Jacques Bienaimé

John Orwin.

Dated: April 26, 2011

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Independence of Directors

The Board of Directors has determined that directors Mr. Bienaimé, Dr. Kurtz, Mr. Goodwin, Mr. Nelsen, Mr. Orwin and Mr. Nelson are each independent as defined under The NASDAQ Stock Market listing standards. The Board of Directors has also determined that each member of the Compensation Committee and Nominating and Corporate Governance Committee is independent as defined under The NASDAQ Stock Market listing standards, and that each member of the Audit Committee is independent as defined under The NASDAQ Stock Market listing standards, as well as the applicable SEC rules. In reaching its conclusions on independence, the Board of Directors reviewed the relationship of Mr. Nelsen with certain investors in the Company and determined that such relationships did not affect his independence under the standards of The NASDAQ Stock Market.

Policies and Procedures for Related Party Transactions

Pursuant to the Audit Committee’s charter, the Company’s policy is for the Audit Committee to review and approve all related party transactions for which such approval is required by applicable SEC rules or the rules of The NASDAQ Stock Market. The Company has not adopted specific standards for approval of these transactions, but instead reviews each such transaction on a case by case basis.

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of its directors and officers, which require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

Other Matters

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy form to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 26, 2011

NEUROGESX NEUROGESX

c/o Shareowner ServicesSM

P.O. Box 64945, St. Paul, MN 55164-0945

Vote by Mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Vote in Person

Attend the Company’s Annual Meeting of Stockholders on June 2, 2011 at 2:00 p.m., local time, at

2207 Bridgepointe Parkway, Suite 150, San Mateo, California, 94404, and vote in person at the Meeting.

Please detach here

DIRECTORS RECOMMEND VOTE “FOR” ALL NOMINEES, “FOR” PROPOSAL 2 AND 3

AND VOTE “EVERY 3 YEARS” ON PROPOSAL 4.

VOTE ON DIRECTORS:

1. To elect two (2) Class I directors, to serve for a

three-year term and until their successors are

duly elected and qualified (Proposal One); and

Nominees:

01 Bradford S. Goodwin

02 John A. Orwin

Vote FOR all nominees

(except as marked)

Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

VOTE ON PROPOSALS:

2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 (Proposal Two); and

For

Against

Abstain

3. To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers (Proposal Three); and

For

Against

Abstain

4. To vote, on a non-binding and advisory basis, as to the frequency with which executive compensation will be subject to future advisory stockholder votes (Proposal Four); and

Every

3 Years

Every

2 Years

Every

1 Year

Abstain

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Address Change? Mark box, sign, and indicate changes below:

Date

Signature(s) in Box

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

NEUROGESX, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2011

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2011

YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with the solicitation of proxies by the company, on behalf of the Board of Directors, for the 2011 Annual Meeting of Stockholders. The Proxy Statement and the related Proxy Card are being distributed on or about April 26, 2011. You can vote your shares using one of the following methods:

Complete and return a written proxy card; or

Attend the Company’s 2011 Annual Meeting of Stockholders and vote.

All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy Card.

Important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 2, 2011:

The NeurogesX, Inc. proxy statement and 2010 Annual Report to Stockholders (which includes the Annual Report on Form 10-K) and form of Proxy Card are available at: www.neurogesx.com under the heading “Investor Relations” and the subheading “Annual Report and Proxy Materials”.

NEUROGESX

NEUROGESX, INC.

2207 Bridgepointe Parkway, Suite 150

San Mateo, California, 94404

proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEUROGESX, INC.

The undersigned hereby appoints Anthony A. DiTonno and Stephen F. Ghiglieri, and each of them, with power to act without the other and with full power of substitution, the lawful attorney and proxy of the undersigned, and, in their discretion upon such other business as may properly be presented to the meeting, all of the shares of NEUROGESX, INC. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held on June 2, 2010 at the Company’s offices located at 2207 Bridgepointe Parkway, Suite 150, San Mateo, California, 94404 and at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED

“FOR” THE NOMINEES, “FOR” PROPOSALS 2 AND 3 AND “EVERY 3 YEARS” ON PROPOSAL 4,

AND WILL ALSO BE VOTED AS THE PROXY HOLDERS DEEM ADVISABLE AT SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE MEETING.

See reverse for voting Instructions.